UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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J & J SNACK FOODS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On February 9, 2018

TO OUR SHAREHOLDERS:

The 2018 Annual Meeting of Shareholders of J & J SNACK FOODS CORP. will be held on Friday, February 9, 2018 at 10:00 A.M., E.S.T., at the Crowne Plaza, 2349 West Marlton Pike (Route 70), Cherry Hill, New Jersey 08002, for the following purpose:

1.     To elect one director;

2.     To approve, on an advisory basis, the compensation of our executive officers;

3.     To approve the 2017 Stock Option Plan; and

4.     To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed December 13, 2017, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED, STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

/s/ Marjorie S. Roshkoff
Marjorie S. Roshkoff, Esquire
Secretary

December 22, 2017

ABOUT THE MEETING

Why did you send me this proxy statement?

We sent this proxy statement and the enclosed proxy card to you because our Board of Directors (“Board”) is soliciting your proxy to vote at the 2018 Annual Meeting of Shareholders. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about December 22, 2017.

When is the annual meeting?

The Annual Meeting will be held on Friday, February 9, 2018 at 10:00 A.M., E.S.T., at the Crowne Plaza, 2349 West Marlton Pike (Route 70), Cherry Hill, New Jersey 08002.

What am I voting on?

At the Annual Meeting, you will be voting:

●	To elect one director for a five-year term;

●	To approve, on an advisory basis, the compensation of our executive officers;

●	To approve the 2017 Stock Option Plan; and

●	On any other matter, if any, as may properly come before the meeting or any adjournment or postponement thereof.

How do you recommend that I vote on these items?

The Board of Directors recommends that you vote:

●	FOR the director nominee.

●	APPROVE on the advisory vote to approve executive compensation.

●	APPROVE on the approval of the 2017 Stock Option Plan.

Who is entitled to vote?

You may vote if you owned our common stock, no par value (“Common Stock”), as of the close of business on December 13, 2017, the record date for the Annual Meeting. On the record date, there were 18,667,235 shares of Common Stock outstanding. Each share of Common Stock is entitled to one (1) vote on matters submitted to the Company’s shareholders for a vote.

Who pays expenses related to the proxy solicitation?

The expenses of the proxy solicitation will be borne by J & J Snack Foods Corp. (“J & J” or the “Company”). In addition to solicitation by mail, proxies may be solicited in person or by telephone by directors, officers or employees of J & J and its subsidiaries without additional compensation. J & J may engage the services of a proxy-soliciting firm. J & J is also required to pay the reasonable expenses incurred by brokers, dealers, banks, voting trustees and certain other record holders of our Common Stock for forwarding proxy materials and annual shareholder reports to the beneficial owners of such Common Stock, upon request of such recordholders.

How many votes are needed to elect a director?

Pursuant to the New Jersey Business Corporation Act (the “NJBCA”), the election of directors will be determined by a plurality vote and the one (1) nominee receiving the most “FOR” votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the votes cast on the proposal.

What constitutes a quorum?

The holders of a majority of the outstanding shares of Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any postponement or adjournment of the Annual Meeting.

What is the effect of abstentions and broker non-votes?

Under the NJBCA, abstentions (or a withholding of authority) and broker non-votes are not counted as votes cast and, therefore, will have no effect on any proposal at the Annual Meeting. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the applicable stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients’ shares in their own discretion as to certain “routine” matters if the clients have not timely furnished voting instructions prior to the Annual Meeting. The election of directors is not considered a routine matter. When a broker votes a client’s shares on some, but not all, of the proposals at a meeting, the omitted votes are referred to as “broker non-votes.”

How do I vote my shares?

If you are a registered shareholder (that is, if your stock is registered in your name on the books of the Company), you may attend the Annual Meeting and vote in person or vote by proxy. To vote by mail - mark, sign and date your proxy card and return such card in the postage-paid envelope J & J has provided you.

If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you will receive a voting instruction form from your broker, bank or other holder of record. This form will explain which voting options are available to you. If you want to vote in person at the Annual Meeting, you must obtain an additional proxy card from your broker, bank or other holder of record authorizing you to vote. You must bring this proxy card to the meeting.

J & J encourages you to vote your shares for matters to be covered at the Annual Meeting.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common Stock:

●	“for” the election of the nominee for director named in this proxy statement;
●	“approve” the Company’s executive compensation on an advisory basis;
●	“approve” the 2017 Stock Option Plan; and
●

with respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of J & J.

Can I change my vote after submitting my proxy?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy by:

●	submitting a later-dated proxy by mail; or

●	attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy. You must also vote in person at the Annual Meeting.

If you hold your shares in street name, you must contact your broker, bank or other nominee regarding how to change your vote.

Can shareholders speak or ask questions at the Annual Meeting?

Yes. J & J encourages shareholders to ask questions or to voice their views. J & J also wishes to assure order and efficiency for all attending shareholders. Accordingly, the Chairman of the Annual Meeting will have sole authority to make any determinations on the conduct of the Annual Meeting, including time allotted for each shareholder inquiry or similar rules to maintain order. Such determination by the Chairman of the Annual Meeting will be final, conclusive and binding. Anyone who is disruptive or refuses to comply with such rules of order will be removed from the Annual Meeting.

Can I attend the Annual Meeting?

Yes. The Company encourages you to personally attend the Annual Meeting whether or not you utilize proxy voting. If your shares are registered in street name, your method of voting is described above.

PROPOSAL 1

INFORMATION CONCERNING NOMINEE FOR ELECTION TO BOARD

One (1) director is expected to be elected at the Annual Meeting to serve on the Board of Directors of J & J until the expiration of his term as indicated below and until his successor is elected and has qualified.

The following table sets forth information concerning J & J’s nominee for election to the Board of Directors. If the nominee becomes unable or for good cause will not serve, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for the election of such substitute nominee as shall be designated by the Board of Directors. The Board of Directors of J & J expects the nominee to be willing and able to serve.

			Year of
			Expiration of
Name	Age	Position	Term as Director

Sidney R. Brown	60	Director	2023

INFORMATION CONCERNING CONTINUING

DIRECTORS AND NAMED EXECUTIVE OFFICERS

			Year of Expiration of
Name	Age	Position	Term as Director
Vincent Melchiorre	57	Director	2019

Gerald B. Shreiber	76	Chairman of the Board	2020
		Chief Executive Officer
		Director

Peter G. Stanley	75	Director	2021

Dennis G. Moore	62	Senior Vice-President, Chief	2022
		Financial Officer,
		Treasurer and Director

Daniel Fachner	57	President, The ICEE Company	--

Robert M. Radano	68	Senior Vice President, Chief	--
		Operating Officer

Gerard G. Law	44	Senior Vice President,	--
		Assistant to the President

Sidney R. Brown is the Chief Executive Officer of NFI Industries, Inc., a comprehensive provider of freight transportation, warehousing, third party logistics, contract manufacturing and real estate development. In December of 2016 Mr. Brown stepped down as Chairman of the Board of Directors of Sun Bancorp, Inc., a national bank operating in New Jersey, Delaware and Pennsylvania.  He remains a director of Sun Bancorp, Inc.  Mr. Brown is also on the Board of Directors of FS Energy and Power Fund, a specialty finance company that invests primarily in income-oriented securities of private energy-related companies.  In addition, he is a member of the Board of Trustee of Cooper Health Systems, a non-profit provider of health services in Southern New Jersey.  Mr. Brown has management experience in running a private company and experience in executing strategic acquisitions.  He has broad experience in freight transportation.  He also has a strong background in sales, marketing and finance.  He became a director of the Company in 2003.

Gerald B. Shreiber is the founder of the Company and has served as its Chairman of the Board, President, and Chief Executive Officer since its inception in 1971. In addition to his leadership skills as Chief Executive Officer, Mr. Shreiber has a broad range of experience in production, marketing and finance. He also has a deep understanding of J & J’s business and its industry.

Dennis G. Moore joined the Company in 1984, and has served in various capacities since that time. He was named Chief Financial Officer in 1992 and was elected to the Board of Directors in 1995. His term will expire in 2022.

Peter G. Stanley became a director in 1983. Since November 1999 he has been the Chairman of the Board of Emerging Growth Equities, Ltd., an investment banking firm. Mr. Stanley is also a director of FSIC III, which is a specialty finance company that invests primarily in the debt securities of private U.S. middle-market companies. Mr. Stanley brings to the Board experience as a commercial and investment banker, with knowledge of strategic acquisitions and corporate finance. He provides the Board with strong financial skills and chairs our Audit Committee.

Vincent Melchiorre has been Senior Vice President of Bimbo Bakeries USA since September 2010. From June 2007 to August 2010, Mr. Melchiorre was employed by J & J Snack Foods Corp. as Senior Vice President – Food Group. From May 2006 to June 2007, he was Senior Vice President, Bread and Roll business, George Weston Foods, from January 2003 to April 2006 he was Senior Vice President, Sales and Marketing at Tasty Baking Company and from June 1982 to December 2002 he was employed by Campbell Soup Company in various capacities, most recently as Vice President of Marketing of Pepperidge Farm. These experiences provide Mr. Melchiorre with an extensive knowledge of the food business, including relevant experience in the fresh, frozen and shelf stable segments. In addition, he has had leadership roles in finance, information technology, operations, sales and marketing. Mr. Melchiorre became a director in August 2013.

Daniel Fachner has been an employee of the Company’s subsidiary The ICEE Company since 1979 and became its President in August 1997.

Robert M. Radano joined the Company in 1972 and in May 1996 was named Chief Operating Officer of the Company.

Gerard G. Law joined the Company in 1992. He served in various manufacturing and sales management capacities prior to becoming Senior Vice President, Western Operations in 2009. He was named to his present position in 2011, in which he has responsibility for marketing, research and development and overseeing a number of the manufacturing facilities of J & J.

The Board recommends that you vote “FOR” the election of the nominee.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

J & J is incorporated under the laws of the State of New Jersey. In accordance with New Jersey law and J & J’s Bylaws, the Board of Directors has responsibility for overseeing the conduct of J & J’s business. J & J has established a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees of the Company. In addition, the Company has adopted a Code of Ethics for Chief Executive and Senior Financial Officers. Copies of these codes are available on the Company’s website at www.jjsnack.com under the “Investor Relations” tab and then under “Corporate Governance”. Paper copies are available at no cost by written request to Marjorie S. Roshkoff, Corporate Secretary, J & J Snack Foods Corp., 6000 Central Highway, Pennsauken, New Jersey 08109.

Director Independence

NASDAQ rules require that a majority of the members of the Company’s Board, and all of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board, meet NASDAQ’s independence criteria. Among other requirements, no director qualifies as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. The Board considers all relevant facts and circumstances of which it is aware in making an independence determination.

Based on the NASDAQ rules, the Board has determined that each of the following directors is independent: Sidney R. Brown, Vincent Melchiorre and Peter G. Stanley (the “Independent Directors”). Neither Mr. Stanley nor Mr. Melchiorre has a business, financial, family or other type of relationship with J & J. Mr. Brown’s company, NFI Industries, Inc. provided transportation services to the Company totaling approximately $38,000 in fiscal 2015, $0 in 2016 and approximately $167,000 in fiscal 2017.

Board Meetings

During the 2017 fiscal year the Board of Directors held four regularly scheduled meetings. Each Director attended at least 75% of the total meetings of the Board of Directors and the Committees on which he served.

Annual Meeting Attendance

It has been longstanding practice of the Company for all directors to attend the Annual Meeting of Shareholders. All directors attended the Annual Meeting held in February 2017.

Executive Sessions of Independent Directors

The Independent Directors meet in executive sessions without management present before or after regularly scheduled Board meetings. In addition, the Independent Directors meet at least once annually with the Chief Executive Officer at which time succession issues are discussed.

Director Stock Ownership Guidelines

The Board has established stock ownership guidelines for the non-employee directors. Within two years of election as a director, the director must attain and hold 3,000 shares of J & J’s Common Stock. All current non-employee directors meet this guideline.

Board Leadership

The Board has reviewed and discussed the leadership structure. Mr. Shreiber serves as both principal executive officer and chairman of the Board. Mr. Shreiber is the founder of the Company and has been its Chief Executive Officer and Chairman since its inception. He currently beneficially owns 20% of the Company’s Common Stock. It is Mr. Shreiber’s view, which is shared by the Board, that as a significant shareholder who is active in the business, as Mr. Shreiber has been for over the last 46 years, he should hold both offices. The Board does not have a lead independent director.

Board Committees

In order to fulfill its responsibilities, the Board has delegated certain authority to its committees. There are three standing committees: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. Each Committee has its own Charter which is reviewed annually by the Committee to assure ongoing compliance with applicable law and sound governance practices. Committee Charters may be found on our website at www.jjsnack.com under the “Investor Relations” tab and then under “Corporate Governance”. Paper copies are available at no cost by written request to Marjorie S. Roshkoff, Corporate Secretary, J & J Snack Foods Corp., 6000 Central Highway, Pennsauken, New Jersey 08109.

The Audit Committee

The Audit Committee is comprised of directors Stanley (Chairman), Brown and Melchiorre, each of whom qualifies as an independent director and meets the other requirements to serve on the Audit Committee under NASDAQ rules. The principal functions of the Audit Committee include, but are not limited to, (i) the oversight of the accounting and financial reporting processes of the Company and its internal control over financial reporting; (ii) the oversight of the quality and integrity of the Company’s financial statements and the independent audit thereof; (iii) oversight over the Company’s compliance with legal and regulatory requirements; and (iv) the approval, prior to their engagement, of the Company’s independent auditors and, in connection therewith, the evaluation of the qualifications, independence and performance of the Company’s independent auditors. The Audit Committee convened six (6) times during the 2017 fiscal year.

The Audit Committee currently does not have an Audit Committee Financial Expert, as such term is defined in Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee believes that the background and experience of its members allow them to perform their duties as members of the Audit Committee. This background and experience includes a former banker and current investment banker who regularly reviews financial statements of companies, a Chief Executive Officer of a substantial private company who has financial oversight responsibilities and who also is the former Chairman of the Board of Directors of a national bank, and a businessman who has had substantial financial oversight responsibilities with food companies.

The Compensation Committee

The Compensation Committee is comprised of directors Brown (Chairman) and Stanley, each of whom qualifies as an independent director under NASDAQ rules, as non-employee directors under Rule 16b-3 issued under the Securities Exchange Act of 1934, and as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee has responsibility for the following:

●	Annually review and determine the compensation of the CEO and other officers without the CEO being present during the voting or deliberations of the Committee with respect to his or her compensation.

●	Review and approve compensation paid to family members of officers and directors.

●	Determine the Company’s policy with respect to the application of Code Section 162(m).

●	Approve the form of employment contracts, severance arrangements, change in control provisions and other compensatory arrangements with officers.

●	Approve cash incentives and deferred compensation plans for officers (including any modification to such plans) and oversee the performance objectives and funding for executive incentive plans.

●	Approve compensation programs and grants involving the use of the Company’s stock and other equity securities, including the administration of the Company’s stock option plan.

●	Prepare an annual report on executive compensation for inclusion in the Company’s proxy statement for each annual meeting of shareholders in accordance with applicable rules and regulations.

●	Retain or obtain the advice of a compensation consultant, legal counsel or other advisor.

●	Have direct responsibility for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other advisor retained by the Compensation Committee.

●	Monitor compliance with legal prohibitions on loans to directors and officers of the Company.

●	Review the Committee’s performance annually.

●	Review and reassess the adequacy of the Committee’s Charter annually and recommend to the Board any appropriate changes.

●	Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.

The Compensation Committee held one (1) meeting during fiscal 2017.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of directors Brown (Chairman) and Stanley. Director Melchiorre resigned from the Compensation Committee on approximately November 27, 2017. Melchiorre is a former officer of the Company. He was employed as the Company’s Senior Vice President – Food Group from June 2007 to August 2010. No member of the Compensation Committee was an officer or an employee of J & J during the 2017 fiscal year.

No interlocking relationships existed between any member of J & J’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other company during the 2017 fiscal year.

Please refer to the “Transactions with Related Persons” and “Certain Transactions” sections below for information regarding certain transactions between the Company and certain related persons.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of directors Melchiorre (Chairman), Brown and Stanley, each of whom qualifies as an independent director under NASDAQ rules. This Committee’s primary responsibilities are to (1) make recommendations to the Board of Directors regarding composition of the Board and committees of the Board, (2) identify individuals qualified to become Board members and recommend to the Board qualified individuals to be nominated for election or appointment to the Board, (3) develop a succession plan for the Company’s Chief Executive Officer and (4) develop corporate governance guidelines applicable to the Company. The Committee will consider nominees for directors recommended by shareholders. Any shareholder may recommend a prospective nominee for the Committee’s consideration by submitting in writing to the Company’s Secretary (at the Company’s address set forth above) the prospective nominee’s name and qualifications (subject to certain additional requirements discussed below). The Nominating and Corporate Governance Committee held one (l) meeting during fiscal 2017. The Committee has not adopted a policy with regard to the consideration of diversity in identifying director nominees.

While the Nominating and Corporate Governance Committee has not established specific minimum qualifications that it believes nominees to the Board must possess, when identifying and considering nominees the Committee generally looks for individuals who (i) have strong business backgrounds with significant leadership experience, (ii) have significant experience in or knowledge of the Company’s business and industry, (iii) have strong reputations for integrity and a commitment to the highest standards of business ethics, (iv) meet applicable legal and other requirements for service on our Board (or certain Committees of our Board), such as complying with applicable independence standards, and (v) possess such other skills and backgrounds as the Committee may consider from time to time in order to ensure that the Company has an experienced and qualified Board with the requisite expertise and qualifications to help drive long-term shareholder value.

Shareholder Proposals and Nominations

Any shareholder who wishes to submit a proposal to be voted on or to nominate a person for election to the Board of Directors at the Company’s annual meeting of shareholders for fiscal year 2018 must notify the Company’s Secretary (at the Company’s address set forth above) no earlier than August 24, 2018 and no later than September 23, 2018 (unless the date of such 2019 annual meeting is more than 30 days before or more than 60 days after February 9, 2019, in which case the notice of proposal must be received (a) not more than 90 days prior to the annual anniversary of the date on which the Company first mailed proxy materials for the 2018 annual meeting to shareholders, and (b) not earlier than the later of (i) 60 days prior to the annual anniversary of the date on which the Company first mailed proxy materials for the 2018 annual meeting to shareholders, and (ii) the 10th day following the date on which the Company first publicly announces the date of the 2019 annual meeting). The notice of a proposal or nomination must also include certain information about the proposal or nominee and about the shareholder submitting the proposal or nomination, as required by the Company’s Bylaws, and must also meet the requirements of applicable securities laws. Proposals or nominations not meeting these requirements will not be presented at the annual meeting.

For more information regarding shareholder proposals or nominations, you may request a copy of the Bylaws from the Company’s Secretary at the Company’s address set forth below.

Communication with the Board

Shareholders, employees and others may contact any of the Company’s directors by writing to them c/o J & J Snack Foods Corp., 6000 Central Highway, Pennsauken, New Jersey 08109.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers, and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock, file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations received by it from such directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s officers, directors and such beneficial owners were complied with during fiscal 2017.

The Role of the Board in Risk Oversight

In the normal course of its business, the Company is exposed to a variety of risks, including marketing and sales, financial reporting and control, information technology, employee matters and legal issues. The identification and understanding of these risks is important in the successful management of the Company. The Company’s management is responsible for the day to day management of the business and other risks of the Company. The Board of Directors is responsible for oversight of the Company’s overall risks and risk management policies and procedures.

Director Compensation

Each non-employee director then serving received on January 1, 2017 a payment of $91,000 (in Company stock or cash at the election of the director) as well as $750 per quarter as a retainer and $1,000 for attendance at each of the Company’s four quarterly Board meetings. In addition, the Chairman of the Audit Committee receives an annual fee of $10,000.

Non-Employee Director Compensation Table for Fiscal 2017

	Fees Paid	Fees Paid
	in Cash	in Stock
Directors at September 30, 2017
Sidney R. Brown	$10,500	$87,500
Peter G. Stanley	$108,000
Vincent Melchiorre	$98,000

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth information as of December 13, 2017 concerning (i) each person or group known to J & J to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each director of the Company, (iii) the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (the “Named Executive Officers”) for the 2017 fiscal year, and (iv) the beneficial ownership of Common Stock by the Company’s directors and all executive officers as a group. Except as otherwise noted, each beneficial owner of the Common Stock listed below has sole investment and voting power.

	Shares Owned
Name and Address of Beneficial Owner	Beneficially		Percent of Class (1)

Directors, Nominees and Named Executive Officers
Gerald B. Shreiber	3,665,960	(2)	20%
6000 Central Highway
Pennsauken, NJ 08109
Sidney R. Brown	16,528		*
Vincent Melchiorre	3,000	(3)	*
Dennis G. Moore	88,377	(4)	*
Robert M. Radano	107,372	(4)	*
Peter G. Stanley	10,000	(3)	*
Daniel Fachner	32,494	(4)	*
Gerard G. Law	33,390	(4)	*
All executive officers and directors as a group (9 persons)	3,973,973	(5)	21%
Five percent Shareholders

Black Rock Fund Advisors
400 Howard Street
San Francisco, CA 94105			10%

The Vanguard Group, Inc.
100 Vanguard Blvd.
Malvern, PA 19355-2331			8%

* Less than 1%

(1)

The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of the record date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Includes 120,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days from the date of this Proxy Statement.
(3)	Owned jointly with spouse with shared voting.
(4)	Includes 12,750 shares of Common Stock issuable upon the exercise of options granted to executive officers of J & J and exercisable within 60 days from the date of this Proxy Statement.
(5)	Includes 175,600 shares of Common Stock issuable upon the exercise of options exercisable within 60 days from the date of this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction: J & J manufactures snack foods and frozen beverages which it markets nationally to the food service and retail supermarket industries. Our compensation programs are designed to support our business goals and promote both short-term and long-term growth. This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to our Named Executive Officers. Our Named Executive Officers are the CEO, CFO and three most highly compensated executive officers in a particular year. The “Executive Compensation” section presents compensation earned by the Named Executive Officers.

Executive Compensation Objectives

Our executive compensation programs reflect our results-oriented corporate culture that rewards achievement of aggressive goals. Our compensation program for executive officers is designed to attract, retain, motivate and reward talented executives who will advance our strategic, operational and financial objectives and thereby enhance shareholder value.

The following principles are considered in setting compensation programs and pay levels:

●

Compensation and benefit programs offered by J & J should appropriately reflect the size and financial resources of our Company in order to maintain long-term viability. These programs should be increasingly market-based (rather than legacy) and competitive, without limiting our ability to adequately invest in our business. This approach supports our efforts to maintain a viable and sustainable enterprise for the future.

●

Compensation should reward Company and individual performance. Our programs should strive to deliver competitive compensation for exceptional individual and Company performance that is competitive to that of companies with whom we compete for executive talent. The Compensation Committee reviews reports of compensation of 100 local Philadelphia companies.

●

Compensation of executive officers should be predominately performance-based. At higher levels in the Company, a greater proportion of an executive’s compensation should be linked to Company performance and shareholder returns. As discussed below, our performance is measured against financial and operational goals and objectives. We also place emphasis on relative performance with our competitor peer group.

●

The objectives of rewarding performance and retention should be balanced. In periods of temporary downturns in Company performance, particularly when driven by unanticipated industry events or customer decisions, our compensation programs should continue to ensure that high-achieving, marketable executives remain motivated and committed to J & J. This principle is essential to our effort to encourage our leaders to remain with J & J for long and productive careers.

●

Executive officers should be J & J shareholders. Stock ownership aligns our executive officers’ interest with those of our shareholders. They should be required to maintain ownership of J & J stock at a level appropriate for their position in the company. J & J’s long-term equity-based compensation program should facilitate stock ownership and link a portion of compensation to stock price appreciation.

Determining Compensation

The Compensation Committee’s process for determining compensation levels for executive officers differs depending upon the compensation element and the position of the individual being considered. For each executive officer other than the CEO, the Compensation Committee annually reviews each element of compensation described below in consultation with the CEO. A number of factors are considered in determining individual compensation level, including performance of the individual and the business unit or function under his or her leadership, the Company’s performance, and economic and business conditions affecting J & J at the time of the review. Management and external sources provide relevant information and analyses as the Compensation Committee deems appropriate. Competitive market data (compensation of 100 local Philadelphia companies) is considered from time to time, but we need not set compensation levels at a targeted percentile or rely solely on such data to make compensation decisions. While substantially guided by the applicable performance metrics of our programs, the Compensation Committee retains authority to exercise its judgment when approving individual awards. The Committee does not engage in the benchmarking of total compensation or any material component thereof.

With respect to the CEO, the Compensation Committee meets to assess annual Company and individual performance. The Compensation Committee determines Mr. Shreiber’s base salary based on the factors the Compensation Committee, in its discretion, considers relevant and in the best interest of J & J. Mr. Shreiber’s bonus was determined by a formula approved by J & J’s shareholders. The Compensation Committee granted Mr. Shreiber stock options in accordance with a formula set forth in the Stock Option Plan approved by the shareholders. The Compensation Committee is responsible for certifying the satisfaction of performance objectives in accordance with performance-based compensation arrangements.

J & J’s policy is generally not to have employment contracts or change in control agreements for its executive officers. Its five named executive officers have an average of over 35 years’ service with the Company. None of these officers have employment contracts or change-in-control agreements. This substantial long-term commitment is also demonstrated in this group’s significant ownership of Company stock.

Annual Cash Incentive

The annual cash incentive or bonus for each Named Executive Officer is handled in a variety of ways. Certain executives are governed by various formula described below which have been developed over the years. The Compensation Committee reviews the formula annually and has determined that it is producing results that it considers fair and appropriate.

Gerald B. Shreiber - CEO. At our 2004 Annual Meeting, the Shareholders approved a bonus formula for Mr. Shreiber whereby he receives annually a bonus equal to two and one-half percent (2.5%) of the Company’s Net Earnings. This formula produced a bonus of $1,754,571 in fiscal year 2015, $1,899,387 in fiscal year 2016 and $1,979,342 in fiscal year 2017.

The annual bonus of Dennis G. Moore, our Senior Vice President and CFO, is not determined by formula. In determining his bonus, the Compensation Committee periodically reviews the pay for Chief Financial Officers included in the Philadelphia Business Journal report on the 100 largest public companies in the region. The Committee did not use this information to create any specific comparison groups or as a benchmarking tool when determining any specific individual’s compensation, including Mr. Moore. The Committee also considers the recommendation of the CEO and the annual results of the Company.

Robert M. Radano, our Senior Vice President and COO, has a target bonus of 50% to 70% of his base compensation. His bonus is subjective and based upon his performance of the varying duties to which he is assigned from time to time.

The annual bonus of Daniel Fachner, the President of the Company’s subsidiary The ICEE Company, is equal to two percent (2%) of the earnings before taxes and foreign currency adjustments for the ICEE Company.

The annual bonus of Gerard G. Law, our Senior Vice President and Assistant to President, is subjective and based upon his performance of the varying duties to which he is assigned from time to time.

Long-Term Incentives

Long-term incentive compensation is designed to:

●     align executive officer and shareholder interests;

●     facilitate stock ownership among executive officers;

●     reward achievement of long-term performance goals; and

●     provide incentives for executive retention.

The Compensation Committee’s decision to limit the use of long term compensation to the stock options described below is because the Named Executive Officers have already accumulated substantial stock ownership over their long periods of service. As a result, compensation of the Named Executive Officers is primarily current compensation. The Compensation Committee did not consider any other forms of long-term incentives since its opinion is that the stock option grants are sufficient long-term incentives.

The terms of the long-term incentive awards granted to Named Executive Officers are described in the narrative to Summary Compensation Table and Grants of Plan-Based Awards table. In accordance with the Stock Option Plan, Mr. Shreiber’s options are granted at the end of the Company’s fiscal year. With the exception of options granted to recently hired employees at time of hire or to employees hired in connection with an acquisition, stock options have usually been granted annually. On February 15, 2017 the Company issued options to various employees exercisable at that date’s closing price for the Common Stock.

Benefits

Our Named Executive Officers participate in the full range of benefit and retirement plans provided to all salaried employees. These include health and welfare benefits, our 401(k) plan and our Stock Purchase Plan.

Perquisites

J & J provides a limited number of perquisites to its Named Executive Officers. The most significant of these perquisites is the use of a Company automobile. Mr. Fachner is provided with an allowance to defray the cost of his country club membership.

Tax and Accounting Considerations

Deductibility of Executive Compensation. In general, the compensation awarded to our Named Executive Officers will be taxable to the executive and will give rise to a corresponding corporate deduction at the time the compensation is paid. Section 162(m) of the Code generally denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the Chief Executive officer or the other named executive officers. During 2017, any compensation to Named Executive Officers in excess of $1 million was performance-based compensation pursuant to a plan approved by the shareholders and therefore outside the Section 162(m) limitations on deductibility.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility. We reserve the right to maintain flexibility in how we compensate our executive officers, which may result in limiting the deductibility of amounts of compensation from time to time.

Accounting for Stock-Based Compensation. Stock-based compensation expense for all share-based payment awards is based on the grant date fair value (as computed in accordance with FASB ASC 718).

Policy on Claw Backs

The Company does not have any policy providing for the recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The Securities and Exchange Commission has proposed a rule on claw backs, which has not been finalized. This proposed rule would require final action by NASDAQ. If and when the SEC and NASDAQ adopt final rules requiring such a policy, the Company intends to comply.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Sidney R. Brown, Chairman

Peter G. Stanley

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes compensation paid or earned for the three fiscal years ended September 30, 2017 for the Company’s Chief Executive Officer and other Named Executive Officers.

Name and Principal Position	Year	Salary $	Bonus $	Option Awards ($) (1)	All Other Compensation $ (2)	Total $
Gerald B. Shreiber	2017	917,308	1,979,342	734,400	11,264	3,642,314
Chairman of the Board	2016	875,000	1,899,387	631,800	11,911	3,418,098
Chief Executive Officer	2015	850,000	1,754,571	672,200	10,206	3,286,977
Director

Robert M. Radano	2017	408,003	216,300	150,720	16,079	791,102
Senior Vice President	2016	393,439	210,000	111,520	14,894	729,853
Chief Operating Officer	2015	381,927	200,000	114,225	9,300	705,452

Dennis G. Moore	2017	439,687	286,400	150,720	12,596	889,403
Senior Vice President	2016	418,640	278,100	111,520	16,646	824,906
Chief Financial Officer	2015	403,468	270,000	114,225	16,543	804,236
Treasurer
Director

Daniel Fachner	2017	409,428	548,440	150,720	23,799	1,132,387
President	2016	388,851	547,749	111,520	24,941	1,073,061
The ICEE Company	2015	375,195	501,726	114,225	23,722	1,014,868

Gerard Law	2017	353,269	250,000	150,720	12,966	766,955
Senior Vice President,	2016	317,693	210,000	111,520	13,777	652,990
Assistant to the President	2015	298,077	200,000	114,225	10,760	623,062

----------------------------------

(1)

The value of the option awards equals their grant date fair value as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the option awards in this column, please refer to Note A.13 to the financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

(2)	Includes use of Company automobiles, 401(k) match, and membership fees at a local country club for Mr. Fachner.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price $	Option Expiration Date
Name

Gerald B. Shreiber	09/29/08	20,000		34.17	09/28/18
	09/27/10	20,000		41.75	09/26/20
	09/24/11	20,000		47.59	09/23/21
	09/29/12	20,000		57.33	09/28/22
	09/27/13	20,000		80.79	09/26/23
	09/26/14	20,000		94.24	09/25/24
	09/26/15		20,000	117.85	09/27/25
	09/23/16		20,000	119.44	09/22/26
	09/29/17		20,000	131.30	09/28/27

Robert M. Radano	11/19/13	5,250		81.67	11/18/18
	02/17/15		7,500	100.76	02/16/20
	02/16/16		8,000	108.69	02/15/21
	02/15/17		8,000	129.26	02/14/22

Dennis G. Moore	11/19/13	5,250		81.67	11/18/18
	02/17/15		7,500	100.76	02/16/20
	02/16/16		8,000	108.69	02/15/21
	02/15/17		8,000	129.26	02/14/22

Daniel Fachner	11/19/13	5,250		81.67	11/18/18
	02/17/15		7,500	100.76	02/16/20
	02/16/16		8,000	108.69	02/15/21
	02/15/17		8,000	129.26	02/14/22

Gerard Law	11/19/13	5,250		81.67	11/18/18
	02/17/15		7,500	100.76	02/16/20
	02/16/16		8,000	108.69	02/15/21
	02/15/17		8,000	129.26	02/14/22

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017

Long term awards granted in fiscal 2017 to the Named Executive officers are shown in the following table.

Name	Grant Date	Number of Securities Underlying Options (1) #	Exercise or Base Price of Option Awards (2) $	Grant Date Fair Value of Option Awards (3) $

Gerald B. Shreiber	09/29/17	20,000	131.30	734,400
Robert Radano	02/15/17	8,000	129.26	150,720
Gerard Law	02/15/17	8,000	129.26	150,720
Dennis Moore	02/15/17	8,000	129.26	150,720
Daniel Fachner	02/15/17	8,000	129.26	150,720

___________

(1)	This column shows the number of stock options granted in fiscal 2017 to each Named Executive Officer. These options are not exercisable until three years after the date of grant.
(2)	This column shows the exercise price for options granted in fiscal 2017 to each Named Executive Officer, which was the closing price of J & J’s Common Stock on the date the options were granted.
(3)

The value of the option awards equals their grant date fair value as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the option awards in this column, please refer to Note A.13 to the financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

OPTION EXERCISES

The following table provides information on stock options exercised by the Named Executive Officers during fiscal year 2017.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)
Gerald B. Shreiber	40,000	3,627,000
Robert Radano	7,500	513,759
Daniel Fachner	7,500	569,735
Dennis Moore	7,500	556,813

TRANSACTIONS WITH RELATED PERSONS

The Compensation Committee is required to approve the compensation payable to officers and directors and to family members of officers and directors. The Company’s Code of Business Conduct and Ethics applies to all officers, directors and employees of the Company. This code requires that if any director or executive officer or their family members or friends seek to provide goods or services to the Company or is or will be a party to any transaction with the Company that is expected to exceed $120,000, they must notify the Company’s Chief Financial Officer, who reviews the proposed transaction and notifies the Nominating and Corporate Governance Committee for review and action as it sees fit.

The Charter of the Nominating and Corporate Governance Committee provides that the Committee shall review the material terms of the transaction, including the approximate dollar amount and other material terms of the transaction, and the related person’s direct or indirect interest in, or relationship to, the transaction. In determining whether to approve or ratify a transaction, the Committee is directed to consider, among other factors it may deem appropriate, whether the transaction was or will be on terms no less favorable that those generally available to an unaffiliated third party under the same or similar circumstances. No director may participate in the discussion or approval of a transaction in which he or she, or a member of his or her immediate family, has a direct or indirect interest.

The Nominating and Corporate Governance Committee’s Charter provides that it is deemed to have approved any transaction, even if exceeding $120,000, in which a related person’s only interest is as a holder of the Company’s stock, and all holders received or will receive proportional benefits (such as the payment of regular quarterly dividends).

The directors and executive officers annually complete a proxy questionnaire in which they are asked to describe any transactions they or their immediate family have with the Company in an amount that exceeds $120,000.

CERTAIN TRANSACTIONS

Robyn Shreiber, daughter of Gerald B. Shreiber, is Vice President, National Account Sales of J & J Snack Foods Sales Corp., a subsidiary of J & J. During fiscal 2017 she received $262,669 in total compensation. Frank Shreiber, brother of Gerald B. Shreiber, is Director of Purchasing. During fiscal 2017, he received $172,193 in total compensation. Marjorie Shreiber Roshkoff, daughter of Gerald B. Shreiber, is Vice President, In-House Counsel of J & J Snack Foods Corp. During fiscal 2017, she received $151,515 in total compensation.

Mr. Brown’s company, NFI Industries, provided transportation services to the Company totaling approximately $38,000 in fiscal 2015, $0 in 2016 and approximately $167,000 in fiscal 2017.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE IN CONTROL

The Company does not have any agreements to provide payment or benefits to any Named Executive Officer upon termination or change-in-control.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements, as further detailed in the Committee’s Charter.

The Company’s management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process and internal controls for compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion in its report on those financial statements.

The Audit Committee is responsible for monitoring and reviewing these processes, as well as the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee does not conduct auditing or accounting reviews or procedures. The Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and in conformity with generally accepted accounting procedures in the U.S., and on the independent registered public accounting firm’s report on the Company’s financial statements. The Company’s independent registered public accounting firm also audited and discussed with the Audit Committee the Company’s internal controls over financial reporting.

The Audit Committee reviewed and discussed with management the Company’s audited financial statements for fiscal year 2017. The Committee discussed with the Company’s registered public accounting firm, Grant Thornton, the matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees (as modified or supplemented). In addition, the Audit Committee discussed with Grant Thornton its independence from the Company, and considered whether the provision of non-audit services to the Company by Grant Thornton is compatible with maintaining Grant Thornton’s independence. The Company also received the written disclosures and letter from Grant Thornton required by applicable requirements of PCAOB Auditing Standards regarding Grant Thornton’s communications with the Audit Committee concerning independence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

Peter G. Stanley (Chairman)

Sidney R. Brown

Vincent Melchiorre

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

It is contemplated that Grant Thornton will be selected to serve as the Company’s independent registered public accountants for fiscal year 2018. Grant Thornton also served as the Company’s independent accountants for fiscal year 2017. A representative of Grant Thornton is expected to attend the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from shareholders.

Audit Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for professional services rendered by Grant Thornton for the audit of the Company’s annual financial statements and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements for those fiscal years:

Fiscal Year 2017	$996,000
Fiscal Year 2016	$956,000

Audit-Related Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for (1) financial accounting and reporting services, and (2) acquisition-related services, in each case rendered by Grant Thornton and that were reasonably related to the performance of the audit or review of the Company’s financial statements but are not included in the audit fees reported above:

Fiscal Year 2017	$46,000
Fiscal Year 2016	$30,000

Tax Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for U.S. Federal, state and local tax planning, advice and compliance services, and international tax planning, advice and compliance services:

Fiscal Year 2017	$333,000
Fiscal Year 2016	$269,000

All Other Fees

Fiscal Year 2017	$0
Fiscal Year 2016	$0

Audit Committee Policies and Procedures on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted policies and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by Grant Thornton as the Company’s independent accountants. Pre-approval is generally granted on a fiscal year basis, is detailed as to the particular service or category of services to be provided and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for preapproved services are regularly reported to the Committee.

Other Matters

The Audit Committee of the Board of Directors has considered whether the provision of tax services described above is compatible with maintaining the independence of the Company’s principal accountant. The Audit Committee has approved Grant Thornton’s performing these services.

PROPOSAL 2

ADVISORY VOTE ON APPROVAL OF
EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act mandates that as part of their annual proxy vote companies conduct a separate vote to approve the compensation of executives named in the Executive Compensation Summary Compensation Table. Information about the Company’s current compensation of its executive officers is contained in the sections of this proxy entitled Compensation Discussion and Analysis and Executive Compensation Summary Compensation Table. Under Dodd-Frank, this vote by the shareholders on approval of executive compensation is non-binding on the Company’s Board of Directors. At the 2017 Annual Meeting, the Company’s shareholders, in an advisory vote, approved the 2017 compensation of executives and voted to hold an advisory vote on executive compensation on an annual basis. Based on this vote, the Board of Directors decided to submit to the shareholders on a yearly basis, the advisory vote on the compensation of executives.

The Board of Directors recommends that you vote APPROVE on the following advisory (non-binding) shareholder resolution approving executive compensation.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s Proxy Statement is hereby APPROVED.”

PROPOSAL 3

PROPOSAL TO APPROVE THE

COMPANY’S 2017 STOCK OPTION PLAN

The Board of Directors has approved the 2017 Stock Option Plan (the “Stock Option Plan”) subject to the approval of the shareholders. The Stock Option Plan is attached hereto as Exhibit “A”.

Authorized Shares under Stock Option Plan

Options for a total of 800,000 shares may be issued under the Stock Option Plan. No options have been issued to date from said shares. No optionee shall be granted options to acquire more than 30,000 shares of Common Stock during any calendar year under the Stock Option Plan.

The purpose of the Stock Option Plan is to provide additional incentive to officers, directors, other key employees and important consultants of the Company, and each present or future parent or subsidiary of the Company, by encouraging them to invest in shares of the Company’s Common Stock, and thereby acquire a proprietary interest in the Company and an increased personal interest in the Company’s continued success and progress. The Board of Directors believes that the Company and its shareholders significantly benefit from having the Company’s key management employees receive options to purchase the Company’s Common Stock and that the opportunity thus afforded these employees to acquire Common Stock is an essential element of an effective management incentive program. The Board of Directors also believes that stock options are very valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of the Company. Further, the Board of Directors believes that the issuance of stock options can be an important inducement for key consultants agreeing to provide services to the Company.

Set forth below is a summary of certain significant portions of the Stock Option Plan.

Eligibility and Administration. All officers, directors, key employees, and important consultants of the Company or of any current or future subsidiary (“Subsidiary”) are eligible to receive options under the Stock Option Plan. The Stock Option Plan currently is administered by the Compensation Committee. The Committee determines, among other things, which officers, directors, key employees and important consultants of the Company and any Subsidiary will be granted options under the Stock Option Plan, whether options granted will be Incentive Options or Non-Qualified Options, the number of shares subject to an option, the time at which an option is granted, the duration of an option and the exercise price of an option. The Committee has the exclusive right to adopt or rescind rules for the administration of the Stock Option Plan, correct defects and omissions in, reconcile inconsistencies in, and construe the Stock Option Plan.

Number of Shares and Adjustment. The aggregate number of shares which may presently be issued upon the exercise of options granted under the Stock Option Plan is 800,000 shares of Common Stock. The aggregate number and kind of shares issuable under the Stock Option Plan is subject to appropriate adjustment to reflect changes in the capitalization of the Company, such as by stock dividend, stock split or other circumstances deemed by the Committee to be similar. Any shares of Common Stock subject to options that terminate unexercised will be available for future options granted under the Stock Option Plan.

Exercise Price and Terms. The exercise price for options granted under the Stock Option Plan shall be equal to at least the fair market value of the Common Stock as of the date of the grant of the option – generally, the closing price of the Common Stock as reported by NASDAQ on the date of the grant, except that the option exercise price of Incentive Options granted to an individual owning shares of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company must not be less than 110% of the fair market value as of the date of the grant of the option. The market value of a share of Common Stock at the close of business on November 24, 2017 was $146.00.

The aggregate fair market value of the stock determined on the date of grant with respect to which Incentive Options are exercisable for the first time by an optionee during any calendar year cannot exceed $100,000.

Unless terminated earlier by the option’s terms, options granted under the Stock Option Plan will expire ten years after the date they are granted except that if Incentive Options are granted to an individual owning shares of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company on the date of the Grant, Section 422 of the Code requires that such options expire five years after the date they are granted.

Payment of Exercise Price. Payment of the option price on exercise of Incentive Options and Non-Qualified Options may be made in cash, shares of Common Stock of the Company or a combination of both. Under the terms of the Stock Option Plan, the Committee could interpret the provision of the Stock Option Plan which allows payment of the option price in shares of Common Stock to permit the “pyramiding” of shares in successive, simultaneous exercises. As a result, an optionee could initially exercise an option in part, acquiring a small number of shares of Common Stock and immediately thereafter effect further exercises of the option, using the shares of Common Stock acquired upon earlier exercised to pay for an increasingly greater number of shares received on each successive exercise. This procedure could permit an optionee to pay the option price by using a single share of Common Stock or a small number of shares of Common Stock to acquire a number of shares of Common Stock.

Non-Qualified Options to the Chief Executive Officer. The Stock Option Plan provides that the Company, subject to the approval of the Compensation Committee, shall issue annually on the last day of the Company’s fiscal year to the Chief Executive Officer an option to acquire 20,000 shares of Common Stock. The number of shares to be issued to the Chief Executive Officer shall be changed in the event of any change in the capitalization of J & J, such as a stock dividend, stock split, or what the Compensation Committee deems in its sole discretion to be similar circumstances. The exercise price for these options shall be the fair market value, as determined by the Compensation Committee of the Company’s Common Stock on the date of grant of such options. The option will be for ten years. This automatic award is in addition to any other option grant that may be awarded under the Stock Option Plan.

Termination of Service; Death; Transferability. All unexercised options will terminate such number of days (not to exceed 90) as determined by the Compensation Committee after the date either (i) other than an optionee who retires at his normal retirement age with at least 10 years of service, the optionee ceases to perform services for the Company or a Subsidiary, or (ii) the Company or a Subsidiary delivers or receives notice of an intention to terminate the employment relationship, regardless of whether or not a different effective date of termination is provided in such notice, but this termination date shall not apply in the cases of disability or death of the optionee (but in no event later than the expiration date). An optionee who ceases to be an employee because of a disability must exercise the option within one year after he or she ceases to be an employee (but in no event later than the expiration date). The heirs or personal representative of a deceased employee who could have exercised an option while alive may exercise such option within one year following the employee’s death (but in no event later than the expiration date). The Committee can provide that the options may be transferred to descendants or trusts for the benefits of such descendants. Otherwise, no Incentive Option granted under the Stock Option Plan is transferable except in the event of death by will or the laws of descent and distribution. An employee who retires at normal retirement age with at least 10 years of service may exercise options after retirement according to the terms of such options. The Committee may provide that a Non-Qualified Option is transferable to any family member of the optionee by gift or qualified domestic relations order.

Federal Income Tax Consequences of the Stock Option Plan. Set forth below is a description of the federal income tax consequences to the recipient of options and the Company under the Code of the grant and exercise of options awarded under the Stock Option Plan. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular optionee based on his or her specific circumstances. This summary does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code sections 409A or 280G), or other tax laws other than U.S. federal income tax law. This discussion does not fully discuss the U.S. federal income tax consequences of transfers of options granted under the Stock Option Plan, and assumes that each option granted pursuant to the Stock Option Plan will have exercise prices that are not less than the fair market value of the Company’s Common Stock on the date of grant. Because individual circumstances may vary, the Company advises all optionees to consult their own tax advisors concerning the tax implications of options granted under the Stock Option Plan. The following is not intended or written to be used, and cannot be used, for purposes of avoiding taxpayer penalties.

Incentive Stock Options Under the Stock Option Plan. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or the exercise of an Incentive Option (see however, discussion of Alternative Minimum Tax below). If an optionee exercises an Incentive Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise, including through the delivery of any shares in payment of all or part of the exercise price of an incentive stock option (a “disqualifying disposition”) both the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. If the selling price of the shares exceeds the fair market value on the exercise date, the excess will be taxable to the optionee as long term or short term capital gain, depending on whether the optionee held the shares for more than one year. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except for certain transfers such as by pledge, on death or to spouses). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

The exercise of an Incentive Option may subject the optionee to the Alternative Minimum Tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called Alternative Minimum Tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Option, no adjustment is then required for purposes of the Alternative Minimum Tax, but regular income tax, as described above, may result from such disqualifying disposition.

Whether an optionee who surrenders shares as payment of the exercise price of his Incentive Option will recognize gain or loss on his surrender of such shares depends on the type of shares surrendered and their holding period. The surrender of shares previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option is a “disposition” of such stock. Consequently, if the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

Under the Code, all of the shares received by an optionee upon exercise of an Incentive Option by surrendering shares will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by an ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period as the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Options. Upon the grant of a non-qualified stock option, generally an optionee will not recognize taxable income, and the Company will not be entitled to a deduction. On the exercise of a Non-Qualified Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. In the case of employee optionees, that income will be subject to wage and employment tax withholding. The Company will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162 of the Code and satisfaction of certain reporting requirements) in an amount equal to such excess.

Upon the sale of stock acquired by exercise of a Non-Qualified Option, optionees will realize gain or loss equal to the difference between the selling price of the shares and fair market value on the date of exercise, which will be long-term or short-term capital gain or loss depending upon their holding period for such stock. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 ($1,500 for married taxpayers filing separate returns). The Company will not be entitled to a deduction with respect to any capital gain recognized by the optionee.

An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Option and the delivery of such shares is a disqualifying disposition. The optionee will recognize ordinary income on the exercise of the Non-Qualified Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Amendment and Termination. Options may not be granted pursuant to the Stock Option Plan after November 28, 2027. The Board of Directors reserves the right at any time, and from time to time, to modify or amend the Stock Option Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors; provided, however, that such action shall not affect options granted under the Stock Option Plan prior to the actual date on which such action occurred. If a modification or amendment of the Stock Option Plan is required by the Code or the regulations thereunder to be approved by the shareholders of the Company in order to permit the granting of “Incentive Stock Options” (as that term is defined in Section 422 of the Code and regulations thereunder) pursuant to the modified or amended Stock Option Plan, such modification or amendment shall also be submitted for the approval of the shareholders of the Company in such manner as is prescribed by the Code and the regulations thereunder. If the Board of Directors voluntarily submits a proposed modification, amendment, suspension or termination for shareholder approval, such submission shall not require any future modification, amendments (whether or not relating to the same provision or subject matter), suspensions or terminations to be similarly submitted for shareholder approval.

Limitation on Company’s Deduction. Section 162(m) of the Code will generally limit to $1,000,000 million the Company’s federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not “performance based.” Under Treasury regulations, and subject to certain transition rules, a stock option will, in general, qualify as “performance based” compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the shareholders entitled to vote thereon, and (iii) is granted by a compensation committee consisting solely of at least two outside directors. If a stock option to an executive referred to above is not “performance based”, the amount that would otherwise be deductible by the Company in respect of such stock option will be disallowed to the extent that the executive’s aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000 million. The Company intends to act in a manner that will allow options granted under the Stock Option Plan not to be subject to the $1,000,000 deduction limit.

New Plan Benefits Table. The amount, if any, of stock options to be awarded to key employees is determined on an annual basis by the Committee and is not presently determinable. Information regarding awards to the Named Executive Officers in 2017 is provided elsewhere in this Proxy Statement. See “EXECUTIVE COMPENSATION.”

The Board of Directors recommends that you APPROVE the Company’s 2017 Stock Option Plan.

OTHER MATTERS

The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Annual Meeting which are not reflected in the attached Notice of the Annual Meeting. If any such other matters should properly come before the 2018 Annual Meeting, the enclosed proxy confers discretionary authority to vote with respect such other matters. In conjunction with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

This Proxy Statement is accompanied by the Company’s Annual Report to Shareholders for fiscal 2017.

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF J & J’S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2017 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED SEPTEMBER 30, 2017, WITHOUT CHARGE, BY SENDING A WRITTEN REQUEST TO J & J SNACK FOODS CORP., 6000 CENTRAL HIGHWAY, PENNSAUKEN, NEW JERSEY 08109, ATTENTION: DENNIS G. MOORE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 9, 2018.

●	The proxy statement and annual report to security holders are available at www.jjsfannualreport.com.

By Order of the Board of Directors,

/s/ Marjorie S. Roshkoff -
Marjorie S. Roshkoff, Esquire
Secretary

EXHIBIT A

J & J SNACK FOODS CORP.

2017 STOCK OPTION PLAN

1.	Purpose of Plan

The purpose of the Stock Option Plan (the “Plan”) contained herein is to provide additional incentive to officers, directors, key employees and important consultants of J & J Snack Foods Corp. (the “Corporation”) and each present or future parent or subsidiary corporation of the Corporation by encouraging them to invest in shares of the Corporation's common stock, no par value per share (the “Common Stock”) and thereby acquire a proprietary interest in the Corporation along with an increased personal interest in the Corporation's continued success and progress, to the mutual benefit of directors, employees and shareholders.

2.	Aggregate Number of Shares

800,000 shares of Common Stock shall be the aggregate number of shares which may be issued under this Plan. Notwithstanding the foregoing, in the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee, as defined in Section 4 below, deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Committee. Reacquired shares of Common Stock, as well as unissued shares, may be used for the purpose of this Plan. Common Stock subject to options which have terminated unexercised, either in whole or in part, shall be available for future options granted under this Plan. No optionee shall be granted options to acquire more than 30,000 shares of Common Stock during any calendar year under the Plan.

3.	Class of Persons Eligible to Receive Options

All officers, directors and key employees of the Corporation and of any present or future parent or subsidiary corporation of the Corporation are eligible to receive an option or options under this Plan. All important consultants to the Corporation are also eligible to receive an option or options under the Plan. The individuals who shall, in fact, receive an option or options shall be selected by the Committee, as defined in Section 4 below, in its sole discretion, except as otherwise specified in Sections 4 and 5 of this Plan.

4.	Administration of Plan

(a) This Plan shall be administered by a Committee appointed by the Board of Directors (the “Committee”). The Committee shall consist of a minimum of two and a maximum of five members of the Board of Directors, each of whom shall be a “disinterested person” as defined in Rule 16b-3(d)(3) under the Securities Exchange Act of 1934, as amended, promulgated by the Securities and Exchange Commission (hereafter the “SEC”) or any future corresponding rule. The Committee shall, in addition to its other authority and subject to the provisions of this Plan, determine which individuals shall in fact be granted an option or options, whether the option shall be an incentive stock option or a non-qualified stock option, the number of shares to be subject to each of the options, the time or times at which the options shall be granted, the rate of option exercisability (provided, however, that no option shall be exercisable within one (1) year from the date of its grant), and, subject to Section 5 of this Plan, the price at which each of the options is exercisable and the duration of the option.

(b) The Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the right to construe the Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Committee or the Board of Directors shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of an authority or discretion granted in connection with the Plan to the Committee or the Board of Directors, or for the acts or omissions of any other member(s) of the Committee or the Board of Directors. Subject to the numerical limitations on Committee membership set forth in Section 4(a) hereof, the Board of Directors may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause. Vacancies on the Committee, however caused, may be filled by the Board of Directors, if it so desires.

5.	Incentive Stock Options and Non-Qualified Stock Options

(a) Options issued pursuant to this Plan may be either Incentive Stock Options granted pursuant to Section 5(b) of this Plan or Non-Qualified Stock Options granted pursuant to Section 5(c) of this Plan, as determined by the Committee. An “Incentive Stock Option” is an option which satisfies all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and a Non-Qualified Stock Option is an option which either does not satisfy all of these requirements or the option by its terms specifies at the time of grant that it will not be treated as an Incentive Stock Option. The Committee may grant both an Incentive Stock Option and a Non-Qualified Stock Option to the same person, or more than one of each type of option to the same person. The option price for Incentive Stock Options and Non-Qualified Stock Options issued under this Plan shall be equal to at least the "fair market value" of the Common Stock on the date of the grant of the option. The "fair market value" of the Common Stock on any particular date shall mean the last reported sale price of a share of the Common Stock on the NASDAQ National Market System, as reported by NASDAQ, or on any stock exchange on which such stock is then listed or admitted to trading, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the NASDAQ National Market System or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined by the Committee.

(b) Subject to the authority of the Committee set forth in Section 4(a) of this Plan, Incentive Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix “I” attached to this Plan, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Incentive Stock Options shall be exercisable for a period determined by the Committee, but not to exceed the expiration of ten years from the date such options are granted, unless terminated earlier under the terms of the option. At the time of the grant of an Incentive Stock Option hereunder, the Committee may, in its discretion, modify or amend any of the option terms contained in Appendix "I" for any particular optionee, provided that the option as modified or amended satisfies the requirements of Section 422 of the Code and the regulations thereunder. Each of the options granted pursuant to this Section 5(b) is intended, if possible, to be an "Incentive Stock Option" as that term is defined in Section 422 of the Code and the regulations thereunder. In the event this Plan or any option granted pursuant to this Section 5(b) is in any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an Incentive Stock Option, this Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

(c) Subject to the authority of the Committee set forth in Section 4(a) of this Plan, Non-Qualified Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix “II” attached to this Plan, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Non-Qualified Stock Options shall expire as determined by the Committee, but such period shall not exceed ten years after the date they are granted, unless terminated earlier under the option terms. At the time of granting a Non-Qualified Stock Option hereunder, the Committee may in its discretion, modify or amend any of the option terms contained in Appendix “II” for any particular optionee, provided that the option as modified or amended does not expire more than ten years from the date of its grant. Subject to the authority of the Committee set forth in Section 4(a) hereof, Non-Qualified Stock Options issued to directors and important consultants pursuant to this Plan shall be issued in the form determined by the Committee from time to time.

(d) Neither the Corporation nor any of its current or future parents, subsidiaries or affiliates, nor their officers, directors, shareholders, stock option plan committees, employees or agents shall have any liability to any optionee in the event (i) an option granted pursuant to Section 5(b) of this Plan does not qualify as an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder; (ii) any optionee does not obtain the tax benefits of such an Incentive Stock Option; or (iii) any option granted pursuant to Section 5(c) of this Plan is an "Incentive Stock Option".

(e) Notwithstanding any other provision of this Plan, and without limiting the ability to receive additional options under this Plan, on the last day of the Corporation's fiscal year the Chief Executive Officer of the Corporation shall, subject to the approval of the Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”), be granted an option to purchase 20,000 shares of the Corporation's Common Stock. Such option shall be for a period of ten (10) years and shall be issued at the fair market value, as determined by the Compensation Committee, of the Corporation's Common Stock on the date of grant of such options. In the event of any change in the capitalization of the Corporation, such as by stock dividend, stock split or what the Board of Directors of the Corporation deems in its sole discretion to be similar circumstances, the number and kind of shares which may be issued under this paragraph shall be automatically adjusted by the Board of Directors of the Corporation.

(f) Except as otherwise provided in Section 422 of the Code and regulations thereunder or any successor provision, no Incentive Stock Option granted pursuant to this Plan shall be transferable other than by will or the laws of descent and distribution. Except as otherwise provided by the rules and regulations of the Securities and Exchange Commission, the Committee may provide that a Non-Qualified Stock Options is transferable to any “family member” of the optionee by gift or qualified domestic relations order. For purposes of this Section, a family member includes any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant or employee), trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) controls the management of assets, and any other entity in which these persons or the grantee own more than 50% of the voting interests.

6.	Modification, Amendment, Suspension and Termination

Options shall not be granted pursuant to this Plan after the expiration of ten years from the date the Plan is adopted by the Board of Directors of the Corporation, but options granted within said ten year period may extend beyond the termination date of this Plan. The Board of Directors reserves the right at any time, and from time to time, to modify or amend this Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors; provided, however, that such action shall not affect options granted under the Plan prior to the actual date on which such action occurred. If a modification or amendment of this Plan is required by the Code or the regulations thereunder to be approved by the shareholders of the Corporation in order to permit the granting of "Incentive Stock Options" (as that term is defined in Section 422 of the Code and regulations thereunder) pursuant to the modified or amended Plan, such modification or amendment shall also be approved by the shareholders of the Corporation in such manner as is prescribed by the Code and the regulations thereunder. If the Board of Directors voluntarily submits a proposed modification, amendment, suspension or termination for shareholder approval, such submission shall not require any future modifications, amendments (whether or not relating to the same provision or subject matter), suspensions or terminations to be similarly submitted for shareholder approval.

7.	Effectiveness of Plan

This Plan shall become effective on the date of its adoption by the Corporation's Board of Directors, subject however to approval by the shareholders of the Corporation in the manner as prescribed in the Code and the regulations thereunder. Options may be granted under this Plan prior to obtaining shareholder approval, provided such options shall not be exercisable until shareholder approval is obtained.

8.	General Conditions

(a) Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Corporation or any affiliated or subsidiary corporation or interfere in any way with the rights of the Corporation or any affiliated or subsidiary corporation of the Corporation to terminate his employment in any way.

(b) Action by the Corporation constituting an offer of stock for sale to any employee under the terms of the options to be granted hereunder shall be deemed complete as of the date when the Committee authorizes the grant of the option to the employee, regardless of when the option is actually delivered to the employee or acknowledged or agreed to by him.

(c) The term “parent corporation” and “subsidiary corporation” as used throughout this Plan, and the options granted pursuant to this Plan, shall (except as otherwise provided in the option form) have the meaning that is ascribed to that term in Section 422(b) of the Code and the regulations thereunder, and the Corporation shall be deemed to be the grantor corporation for purposes of applying such meaning.

(d) References in this Plan to the Code shall be deemed to also refer to the corresponding provisions of any future United States revenue law.

(e) The use of the masculine pronoun shall include the feminine gender whenever appropriate.

APPENDIX “I”

INCENTIVE STOCK OPTION

TO:
NAME

ADDRESS

DATE:

You are hereby granted an option, effective as of the date hereof, to purchase____ shares of common stock, no par value per share (the “Common Stock”), of  J & J Snack Foods Corp. (the “Corporation”) at a price of $________ per share pursuant to the Corporation’s Stock Option Plan, as amended (the “Plan”). Your option price is intended to equal at least the fair market value of the Common Stock as of the date hereof. Your option may first be exercised on and after three years from the date of this option, but not before that time. No fractional shares shall be issued or delivered.

This option shall terminate and is not exercisable after ______________ (the “Scheduled Termination Date”), except if terminated earlier as hereafter provided.

You may exercise your option by giving written notice to the Secretary of the Corporation on forms supplied by the Corporation at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check; (b) certificates representing shares of Common Stock, which will be valued by the Secretary of the Corporation at the fair market value per share of the Common Stock (as determined in accordance with the Plan) on the last trading day immediately preceding the delivery of such certificates to the Corporation, accompanied by an assignment of the stock to the Corporation; or (c) any combinations of cash and Common Stock valued as provided in clause (b). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Corporation, including guarantees of signature(s) and payment of all transfer taxes if he deems such guarantees necessary or desirable. Your option may be exercised under the so-called “cashless” exercise provisions set forth in 12 CFR § 220.3(e)(4) (or any successor provision) if arrangements, satisfactory in all respects to the Corporation and approved in writing by the Corporation, are made in advance of the option exercise. The Corporation reserves the right to limit the number of shares of the Common Stock used for purposes of the option exercise.

Your option will, to the extent not previously exercised by you, terminate on the date either (i) except in the case of your being employed by the Corporation for a period of in excess of ten (10) years and you retire at your normal retirement age, you cease to perform services for the Corporation or a subsidiary, or (ii) the Corporation or a subsidiary corporation of the Corporation delivers or receives notice of an intention to terminate the employment relationship, regardless of whether or not a different effective date of termination is provided in such notice, whether such termination is voluntary or not, but not if your termination is due to disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), or death (but in no event shall the option terminate later than the Scheduled Termination Date). After the date your service or employment is terminated, as aforesaid, you may not exercise this option. If you are employed by a subsidiary corporation of the Corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a subsidiary corporation of the Corporation, unless you are on that date transferred to the Corporation or another subsidiary corporation of the Corporation. Your employment shall not be deemed to have terminated if you are transferred from the Corporation to a subsidiary corporation of the Corporation, or vice versa, or from one subsidiary corporation of the Corporation to another subsidiary corporation of the Corporation.

If (1) you die while employed by the Corporation or a subsidiary corporation of the Corporation, or (2) if you die and were a retiree who retired at normal retirement age after being employed for a period in excess of ten (10) years, then your legatee(s), distributee(s), executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment by the Corporation or a subsidiary corporation of the Corporation is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Terminated Date) exercise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Corporation prior to being allowed to exercise this option.

In the event of any change in the outstanding shares of the Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee (as such term is defined in the Plan) deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares will be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Corporation. The Corporation reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Corporation deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

Notwithstanding anything to the contrary contained herein, this option is not exercisable if the following event occurs and during the following periods of time:

During any period of time in which the Corporation deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale hereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Corporation to be legally obligated to issue or sell more shares than the Corporation is legally entitled to issue or sell.

At the time of issuance of securities pursuant to this Plan, the Corporation may require such restrictions, legends or other provisions as it deems necessary to comply with any federal or state securities law.

It is the intention of the Corporation and you that this option shall, if possible, be an “incentive stock option” as that term is used in Section 422 of the Code and the regulations thereunder. In the event this option is in any way inconsistent with the legal requirements of the Code or the regulations thereunder for an “incentive stock option,” this option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Corporation and you with respect to the subject matter hereof and no amendment, modification or waiver of this option, in whole or in part, shall be binding upon the Corporation unless in writing or signed by the Chief Executive Officer of the Corporation. This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New Jersey.

This option is void unless a signed copy of the option together with a signed copy of a “Mutual Agreement to Arbitrate Claims” is returned to the Corporation no later than

__________________.

Agreements by the Recipient

In addition to such other conditions as may be established by the Committee, in consideration of the granting of stock options under the terms of this Plan, the recipient agrees as follows:

(a) The right to exercise any stock option shall be conditional upon certification by the recipient at the time of exercise that the recipient intends to remain in the employ of the Corporation or one of its subsidiaries (except in cases of retirement or disability) for at least one (l) year following the date of the exercise of the stock option, and

(b) In order to better protect the goodwill of the Corporation and its subsidiaries and to prevent the disclosure of the Corporation’s or its subsidiaries’ trade secrets and confidential information and thereby help insure the long-term success of the business, the recipient, for a period of three (3) years following the later of (i) the date of the granting or (ii) the date of the exercise of this stock option, without prior written consent of the Corporation, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise in connection with the manufacture, development, advertising, promotion, or sale of any product which is the same as or similar to or competitive with any products of the Corporation or its subsidiaries (including both existing products as well as products known to the recipient, as a consequence of the recipient’s employment with the Corporation or one of its subsidiaries, to be in development):

(1) with respect to which the recipient’s work has been directly concerned at any time during the two (2) years preceding termination of employment with the Corporation or one of its subsidiaries; or

(2) with respect to which during that period of time the recipient, as a consequence of the recipient’s job performance and duties, acquired knowledge of trade secrets or other confidential information of the Corporation or its subsidiaries.

For purposes of this section, it shall be conclusively presumed that recipients have knowledge of information they were directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

(c) The provisions of this agreement falling under the heading “Agreements by Recipient” are not in lieu of, but are in addition to the continuing obligation of the recipient (which recipient hereby acknowledges) to not use or disclose the Corporation’s or its subsidiaries’ trade secrets and confidential information known to the recipient until any particular trade secret or confidential information become generally known (through no fault of the recipient), whereupon the restriction on use and disclosure shall cease as to that item. Information regarding products in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Corporation or one of its subsidiaries is considering the broader use, shall not be deemed generally known until such broader use is actually commercially implemented. As used in this agreement, “generally known” means known throughout the domestic U.S. industry or, in the case of recipient who have job responsibilities outside of the United States, the appropriate foreign country or countries’ industry.

(d) By acceptance of any offered stock option granted under the terms of this Plan, the recipient acknowledges that if the recipient were, without authority, to use or disclose the Corporation’s or any of its subsidiaries’ trade secrets or confidential information or threaten to do so, the Corporation or one of its subsidiaries would be entitled to injunctive and other appropriate relief to prevent the recipient from doing so. The recipient acknowledges that the harm caused to the Corporation by the breach or anticipated breach of the Agreements by Recipient is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The recipient consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Corporation or one of its subsidiaries, be entered on consent and enforced by any court having jurisdiction over the recipient, without prejudice to any rights either party may have to appeal from the proceedings which resulted in any grant of such relief.

(e) If any of the provisions contained in the Agreements by Recipient shall for any reason, whether by application of existing law or law which may develop after the recipient’s acceptance of an offer of the granting of stock appreciation rights or stock options, be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration, or territory, the recipient agrees to join the Corporation or any of its subsidiaries in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law. If any one or more of the terms, provisions, covenants, or restrictions of the Agreements by Recipient shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions of the Agreements by Recipient shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Please sign the copy of this option and return it to the Corporation’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

J & J SNACK FOODS CORP.

(SEAL)	BY:
	NAME:	Gerald B. Shreiber
	TITLE:	President

I hereby acknowledge receipt of a copy of the foregoing stock option and, having read it hereby signify my understanding of, and my agreement with, its terms and conditions.

(Signature)	(Date)

ADDENDIX “II”

NON-QUALIFIED STOCK OPTION

TO:
NAME

ADDRESS

DATE:

You are hereby granted an option, effective as of the date hereof, to purchase _____ Shares of common stock, no par value per share (the “Common Stock”), of J & J Snack Foods Corp. (the “Corporation”) at the price of $_______ per share pursuant to the Corporation’s Stock Option Plan, as amended (the “Plan”). Your option price is intended to equal at least the fair market value of the Common Stock as of the date hereof. Your option may first be exercised on and after three years from the date of this option, but not before that time. No fractional shares shall be issued or delivered.

This option shall terminate and is not exercisable after ________________ (the “Scheduled Termination Date”), except if terminated earlier as hereafter provided.

You may exercise your option by giving written notice to the Secretary of the Corporation on forms supplied by the Corporation at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check; (b) certificates representing shares of Common Stock, which will be valued by the Secretary of the Corporation at the fair market value per share of the Common Stock (as determined in accordance with the Plan) on the last trading day immediately preceding the delivery of such certificates to the Corporation, accompanied by an assignment of the stock to the Corporation; or (c) any combination of cash and Common Stock valued as provided in clause (b). Any assignment of stock shall be in a form and substance satisfactory to the Secretary of the Corporation, including guarantees of signature(s) and payment of all transfer taxes if he deems such guarantees necessary or desirable. Your option may be exercised under the so called “cashless” exercise provisions set forth in 12 CFR § 220.3(e)(4) (or any successor provision) if arrangements, satisfactory in all respects to the Corporation and approved in writing by the Corporation, are made in advance of the option exercise. The Corporation reserves the right to limit the number of shares of the Common Stock used for purposes of the option exercise.

Your option will, to the extent not previously exercised by you, terminate on the date either (i) except in the case of your being employed by the Corporation for a period of in excess of ten (10) years and you retire at your normal retirement age, you cease to perform services for the Corporation or a subsidiary, or (ii) the Corporation or a subsidiary corporation of the corporation delivers or receives notice of an intention to terminate the employment relationship, regardless of whether or not a different effective date of termination in provided in such notice, whether such termination is voluntary or not, but not if your termination is due to disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), or death (but in no event shall the option terminate later that the Scheduled Termination Date). After the date your service or employment is terminated, as aforesaid, you may not exercise this option. If you are employed by a subsidiary corporation of the Corporation, your employment shall be deemed to have terminated on the date your employer ceases to be a subsidiary corporation of the Corporation, unless you are on that date transferred to the Corporation or another subsidiary corporation of the Corporation. Your employment shall not be deemed to have terminated if you are transferred from the Corporation to a subsidiary corporation of the Corporation, or vice versa, or from one subsidiary corporation of the Corporation to another subsidiary corporation of the Corporation.

If (1) you die while employed by the Corporation or a subsidiary corporation of the Corporation, or (2) if you die and were a retiree who retired at normal retirement age after being employed for a period in excess of ten (10) years, then your legatee(s), distributee(s), executor or administrator, as the case may be, may, at any time within one year after the date of your death (but in no event later than the Scheduled Termination Date), exercise the option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment by the Corporation or a subsidiary corporation of the Corporation is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one year after the date of such termination (but in no event later than the Scheduled Terminated Date), exercise the option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Corporation prior to being allowed to exercise this option.

In the event of any change in the outstanding shares of the Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee (as defined in the Plan) deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option prove of such shares will be appropriately adjusted in a manner to be determined in the sole discretion of the Committee.

This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Corporation. The Corporation reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Corporation deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

Notwithstanding anything to the contrary contained herein, this option is not exercisable if the following event occurs and during the following periods of time:

During any period of time in which the Corporation deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale hereof, may violate a federal, state, local or securities exchange rule, regulation or law, or may cause the Corporation to be legally obligated to issue or sell more shares than the Corporation is legally entitled to issue or sell.

At the time of issuance of securities pursuant to this Plan, the Corporation may require such restrictions, legends or other provisions as it deems necessary to comply with any federal or state securities law.

It is the intention of the Corporation and you that this option shall not be an “incentive stock option” as that is used in Section 422 of the Code and the regulation thereunder.

This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between the Corporation and you with respect to the subject matter hereof and no amendment, modification or waiver of this option, in whole or in part, shall be binding upon the Corporation unless in writing or signed by the Chief Executive Officer of the Corporation. Whit option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New Jersey.

This option is void unless a signed copy of the option together with a signed copy of a “Mutual Agreement to Arbitrate Claims” is returned to the Corporation no later than __________________.

Agreements by the Recipient

In addition to such other conditions as may be established by the Committee, in consideration of the granting of stock options under the terms of this Plan, the recipient agrees as follows:

(a) The right to exercise any stock option shall be conditional upon certification by the recipient at time of exercise that the recipient intends to remain in the employ of the Corporation or one of its subsidiaries (except in cases of retirement or disability) for at least one (l) year following the date of the exercise of the stock option, and

(b) In order to better protect the goodwill of the Corporation and its subsidiaries and to prevent the disclosure of the Corporation’s or its subsidiaries’ trade secrets and confidential information and thereby help insure the long-term success of the business, the recipient, for a period of three (3) years following the later of (i) the date of the granting or (ii) the date of the exercise of this stock option, without prior written consent of the Corporation, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise in connection with the manufacture, development, advertising, promotion, or sale of any product which is the same as or similar to or competitive with any products of the Corporation or its subsidiaries (including both existing products as well as products known to the recipient, as a consequence of the recipient’s employment with the Corporation or one of its subsidiaries, to be in development):

(1) with respect to which the recipient’s work has been directly concerned at any time during the two (2) years preceding termination of employment with the Corporation or one of its subsidiaries; or

(2) with respect to which during that period of time the recipient, as a consequence of the recipient’s job performance and duties, acquired knowledge of trade secrets or other confidential information of the Corporation or its subsidiaries.

For purposes of this section, it shall be conclusively presumed that recipients have knowledge of information they were directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

(c) The provisions of this agreement falling under the heading “Agreements by Recipient” are not in lieu of, but are in addition to the continuing obligation of the recipient (which recipient hereby acknowledges) to not use or disclose the Corporation’s or its subsidiaries’ trade secrets and confidential information known to the recipient until any particular trade secret or confidential information become generally known (through no fault of the recipient), whereupon the restriction on use and disclosure shall cease as to that item. Information regarding products in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Corporation or one of its subsidiaries is considering the broader use, shall not be deemed generally known until such broader use is actually commercially implemented. As used in the Agreements by Recipient, “generally known” means known throughout the domestic U.S. industry or, in the case of recipient who have job responsibilities outside of the United States, the appropriate foreign country or countries’ industry.

(d) By acceptance of any offered stock option granted under the terms of this Plan, the recipient acknowledges that if the recipient were, without authority, to use or disclose the Corporation’s or any of its subsidiaries’ trade secrets or confidential information or threaten to do so, the Corporation or one of its subsidiaries would be entitled to injunctive and other appropriate relief to prevent the recipient from doing so. The recipient acknowledges that the harm caused to the Corporation by the breach or anticipated breach of this Article is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The recipient consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Corporation or one of its subsidiaries, be entered on consent and enforced by any court having jurisdiction over the recipient, without prejudice to any rights either party may have to appeal from the proceedings which resulted in any grant of such relief.

(e) If any of the provisions contained in the Agreements by Recipient shall for any reason, whether by application of existing law or law which may develop after the recipient’s acceptance of an offer of the granting of stock appreciation rights or stock options, be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration, or territory, the recipient agrees to join the Corporation or any of its subsidiaries in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law. If any one or more of the terms, provisions, covenants, or restrictions of the Agreements by Recipient shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions of the Agreements by Recipient shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Please sign the copy of this option and return it to the Corporation’s Secretary, thereby indicating your understanding of and agreement with its terms and conditions.

J & J SNACK FOODS CORP.

(SEAL)	BY:
	NAME:	Gerald B. Shreiber
	TITLE:	President

I hereby acknowledge receipt of a copy of the foregoing stock option and, having read it here signify my understanding of, and my agreement with, its terms and conditions.

(Signature)	(Date)

0

J & J SNACK FOODS CORP.

Annual Meeting of Shareholders February 9, 2018

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints STEVE TAYLOR and RAYMOND GARCIA, each of them with full power of substitution, proxy agents to vote all shares which the undersigned is entitled to vote at the Annual Meeting of its Shareholders February 9, 2018 on all matters that properly come before the meeting, subject to any directions indicated below. The proxy agents are directed to vote as follows on the proposals described in J & J's Proxy Statement.

This proxy will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote "FOR" the election of J & J's nominee as director, "APPROVE" the advisory vote approving executive compensation and "APPROVE" the 2017 Stock Option Plan.

The proxy agents present and acting at the meeting, in person or by their substitutes (or if only one is present and acting, then that one), may exercise all powers conferred hereby. Discretionary authority is conferred hereby as to certain matters described in J & J's Proxy Statement.

(***Continued and to be signed on the reverse side***)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

J & J SNACK FOODS CORP.

February 9, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.jjsfannualreport.com

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

10030300000000000000 7 020918

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Director:

NOMINEE:

☐ FOR THE NOMINEE — Sidney R. Brown

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

	APPROVE	AGAINST	ABSTAIN
2. Advisory vote on Approval of the Company's Executive Compensation Programs	☐	☐	☐
3. Vote on the approval of the 2017 Stock Option Plan	☐	☐	☐

Receipt of J & J's Annual Report to Shareholders and Notice of Annual Meeting of Shareholders and Proxy Statement dated December 22, 2017 is hereby acknowledged

Please date and sign this proxy and return it promptly in the enclosed postage paid envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.